Corporate Headquarters
96 South George Street
York, Pennsylvania 17401 U.S.A.

www.glatfelter.com

For Immediate Release	Contacts:

	Investors:	Media:
	John P. Jacunski	William T. Yanavitch
	(717) 225-2794	(717) 225-2747

Glatfelter Comments on Mill Fire in Scaer, France

YORK, Pennsylvania – October 17, 2012 – P. H. Glatfelter (“Glatfelter”) (NYSE:GLT) announced today that it has completed a preliminary assessment of the damage resulting from an October 14th fire at its paper mill in Scaer, France. The fire damaged the electrical system primarily servicing paper machine #3 and certain mill infrastructure. There were no injuries or environmental impact to report. While the initial inspection of the mill’s two paper machines indicates there was no damage, it may take several weeks to restart the machines following the restoration of electrical equipment and completion of clean up activities. Paper machine #4 is expected to be down approximately 3-4 weeks and paper machine #3 approximately 6-8 weeks.

The finishing and shipping operations were not impacted by the incident. Shipment of customer orders resumed within 24 hours and on site inventories are adequate to satisfy orders through mid-November. Given the flexibility of its assets and mill production systems, and available capacity at other Company facilities to meet production needs, the Company expects no interruption in its ability to supply customers.

An assessment of the costs for the impact of inventory loss, equipment damage, and clean up costs is underway. Based on its preliminary assessment, the Company expects no significant financial impact from this incident as it is expected to be covered by insurance, subject to a deductible of $0.5 million. However, there may be an impact to fourth quarter results due to downtime and the timing of recording costs associated with the fire versus recognition of the insurance recovery under the applicable accounting standards.

The Scaer mill produces specialty papers and wet-laid nonwovens on two inclined wire paper machines for the food and beverage markets as well as technical specialty paper grades. Approximately 130 Glatfelter employees work in this mill.

About Glatfelter

Headquartered in York, PA, Glatfelter is a global manufacturer of specialty papers and fiber-based engineered materials, offering over a century of experience, technical expertise and world-class service. U.S. operations include facilities in Spring Grove, PA ,and Chillicothe and Fremont, OH. International operations include facilities in Canada, Germany, France, the United Kingdom and the Philippines, a representative office in China, and a sales and distribution office in Russia. Glatfelter’s sales approximate $1.6 billion annually and its common stock is traded on the New York Stock Exchange under the ticker symbol GLT. Additional information may be found at www.glatfelter.com.

Caution Concerning Forward-Looking Statements

Certain statements included in this press release may be “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  We use words such as “anticipates”, “believes”, “expects”, “future”, “intends” and similar expressions to identify forward-looking statements. Any such statements are based on management’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors that could cause future results to differ materially from those expressed in the forward-looking statements including, but not limited to, the incurrence of unforeseen costs associated with the repair of equipment and clean-up of the Scaer facility, our ability to supply this facility’s customers, and the coverage provided by insurance. In light of these risks, uncertainties and other factors, the forward-looking events discussed in this press release may not occur and readers are cautioned not to place undue reliance on these forward-looking statements.

Any forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Any forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.  Investors are also directed to other risks discussed in documents filed by us with the Securities and Exchange Commission.